UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

PGMI, INC.

(Name of Registrant as Specified In Its Charter)
N/A

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PGMI, INC.

Date: January __, 2007

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders on Thursday, January 18, 2007, at 10:00 a.m. Hawaii - Aleutian Standard Time at the Dubin Law Offices, located at 55 Merchant Street, Suite 3100, Honolulu, Hawaii.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be transacted at the meeting and provides other information about the company that you should know when you vote your shares.

Your vote is very important. Instructions for voting appear on the proxy card or the voting instruction form. Please review the instructions on the proxy card or the voting instruction form forwarded by your bank, broker or other holder of record regarding each of these voting options.

In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to shareholders.

We hope you can attend the meeting and we look forward to seeing you on Thursday, January 18th.

Sincerely yours,

/s/ Shinichi Kanemoto
SHINICHI KANEMOTO Chief Executive Officer

5912 Bolsa Avenue, Suite 108, Huntington Beach, California 92649 ● (714) 895-7772● Fax (714) 895-7732

PGMI, INC.

5912 Bolsa Avenue, Suite 108
Huntington Beach, California 92649

Notice of Annual Meeting of Shareholders

Notice is hereby given that the Annual Meeting of Shareholders will be held at the Dubin Law Offices, located at 55 Merchant Street, Suite 3100, Honolulu, Hawaii on Thursday, January 18, 2007 at 10:00 a.m. Hawaii - Aleutian Standard Time, for the following purposes as set forth in the accompanying Proxy Statement:

•	To elect five directors to our Board of Directors, each for a term of one year;

•	To ratify the Board of Directors’ appointment of McKennon, Wilson & Morgan LLP as our independent registered public accounting firm for fiscal year 2007;

•	To approve the adoption of our 2006 Stock Incentive Plan;

•	To approve a 25 to 1 reverse stock split of all outstanding shares of our capital stock; and

•	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on December 19, 2006 will be entitled to vote at the meeting.

This Proxy Statement and accompanying proxy card are being distributed on or about January 2, 2007.

By Order of the Board of Directors,

/s/ Eiichi Kanemoto
Eiichi Kanemoto Corporate Secretary

__________________________
Huntington Beach, California

PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD FOR SPECIFIC INSTRUCTIONS ON VOTING. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE.

Proxy Statement

General Information About The Annual Meeting and Voting

General Information

Your vote is very important. For this reason, the Board of Directors of PGMI, Inc., a Utah corporation (referred to as “we,” “us,” “our,” “Company,” or “PGMI”), is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting of Shareholders (the “Annual Meeting”), or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting.

Why am I receiving these materials?

Proxies are solicited to give all shareholders of record an opportunity to vote on matters properly presented at the Annual Meeting. This Proxy Statement is being sent to all shareholders of record as of the close of business on December 19, 2006 in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders on January 18, 2007. We intend to mail this Proxy Statement and accompanying proxy card on or about January 2, 2007 to all shareholders entitled to vote at the Annual Meeting.

Our Financial Information

The Annual Report to shareholders of the Company for the fiscal year ended June 30, 2006, including audited consolidated financial statements, has been mailed to the shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

Who is eligible to vote?

Shareholders of PGMI, as recorded in our stock register at the close of business on December 19, 2006, can vote at the Annual Meeting. Each share of our Common Stock is entitled to one vote and each share of Series A and Series E Preferred Stock is entitled to five (5) votes. As of December 14, 2006, there were 25,453,671, 4,326,285 and 97,059,998 shares of our Common Stock, Class A Preferred Stock and Class E Preferred Stock, respectively, outstanding and entitled to vote.

How do I vote?

There are four ways to vote by proxy:

(1)	by mail;
(2)	by telephone;
(3)	via the Internet; or
(4)	in person at the Annual Meeting.

If you choose to vote by mail, mark your proxy card enclosed with the Proxy Statement, date and sign it, and mail it in the postage-paid envelope. If you vote by telephone or via the Internet, please do not return a signed proxy card. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote in person at the meeting, you must obtain a legal proxy issued in your name from such broker, bank or other nominee.

Who pays the cost of proxy solicitation?

Our Board of Directors is soliciting the enclosed proxy. We will make proxy solicitations by electronic or regular mail and we will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our Common Stock and Preferred Stock to forward the proxy soliciting materials to the beneficial owners of such Common Stock and Preferred Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

What is a proxy?

Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

How do I specify how I want my shares voted?

If you are a registered shareholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote.

If your proxy card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

How do I vote if I am a beneficial shareholder?

If you are a beneficial shareholder, you have the right to direct your broker or nominee on how to vote the shares. You should complete a Voting Instruction Card which your broker or nominee is obligated to provide you. If you wish to vote in person at the meeting, you must first obtain from the record holder a proxy issued in your name.

What are the Board of Directors’ voting recommendations?

For the reasons set forth in more detail later in the Proxy Statement, our Board of Directors recommends that you vote:
FOR
•	the election of our five directors;
•	the ratification of the Board of Directors’ appointment of McKennon, Wilson & Morgan LLP as our independent registered public accounting firm for fiscal year 2007;
•	the adoption of our 2006 Stock Incentive Plan; and
•	the approval of a 25 to 1 revenue stock split of all outstanding shares of our capital stock.

Can I revoke a proxy?

To revoke your proxy if you are a shareholder of record, you must advise our Secretary in writing before the meeting, deliver a validly executed proxy with a later date that we receive prior to the meeting, or attend the meeting and vote your shares in person. You may revoke your proxy at any time before your shares are voted. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

What is a quorum?

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be present at the meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present at the meeting for determining whether we have a quorum. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

How many votes are needed to have the proposals pass?

Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will not be counted in determining which nominees received the largest number of votes cast.

With respect to the remaining management proposals, abstentions will be counted for purposes of determining the total number of votes cast with respect to a proposal and accordingly will have the same effect as a vote against the proposal. Broker non-votes will not be counted for purposes of determining the total number of votes cast with respect to a particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the votes cast (such as the adoption of the 2006 Stock Incentive Plan). However, because Utah law requires Proposal 4 to be approved by a majority of our outstanding shares, and not merely the approval of a majority of the votes cast, broker non-votes will have the same effect as a vote against Proposal 4.

How are the votes counted?

       The inspector of election appointed for the Annual Meeting will separately tabulate affirmative and negative votes and abstentions. Any information that identifies a shareholder or the particular vote of a shareholder is kept confidential.

What is “Householding” of annual meeting materials?

Some banks, brokers and other nominee record holders may be "householding" our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 5912 Bolsa Avenue, Suite 108, Huntington Beach, California 92649, Attn: Secretary, telephone: (714) 895-7772. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Security Ownership Of Directors And Executive Officers And Certain Beneficial Owners

Share Ownership

The following table sets forth certain information regarding the beneficial ownership of each outstanding class of our capital stock as of December 14, 2006, by: (i) each entity or person whom we know to own beneficially more than five percent (5%) of each such class; (ii) each director and director nominee; (iii) our Chief Executive Officer and our other Named Executive Officer for the year ended June 30, 2006; and (iv) all directors, director nominees, and Named Executive Officers of the Company as a group. Unless otherwise noted below, the address of the persons listed on the table is c/o PGMI, Inc., 5912 Bolsa Avenue, Suite 108, Huntington Beach, California 92649. The amounts and percentages of capital stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. We believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of capital stock reflected as beneficially owned, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 25,453,671, 4,326,285 and 97,059,998 shares of common stock Class A preferred stock and Class E preferred stock, respectively, outstanding on December 14, 2006.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class %
Common Stock:
Shinichi Kanemoto	0	0%
Gakushin Kanemoto	0	0%
Eiichi Kanemoto	0	0%
Mark Buck (1)	467,450	1.8%
Akira Oyake (2)	0	0%
Brian Weiss (3)	0	0%
Phase One, LLC	9,930,640 (4)	31.6%
Spice Island Products, Inc.	3,572,865 (5)	12.7%
Antaeus Capital Partners, LLC	8,025,459 (6)	24.0%
All directors and executive officers as a group (6 persons)	467,450	1.8%

Class A Preferred Stock:
Antaeus Capital Partners, LLC	1,591,148 (7)	37.5%
Phase One, LLC	1,199,138 (8)	28.2%
CCC Interests Limited	530,382 (9)	12.5%
Spice Island Products, Inc.	522,669 (10)	12.3%

Class E Preferred Stock:
Shinichi Kanemoto	38,823,999 (11)	40%
Eiichi Kanemoto	38,823,999 (12)	40%
Gakushin Kanemoto	1,455,900 (13)	1.5%
Taiki Kanemoto	8,250,100 (14)	8.5%
Kousei Kanemoto	8,250,100 (15)	8.5%
All directors and officers as a group (3 persons)	79,103,898	81.5%

(1) The address of the beneficial owner is 5231 A Kuaiwi Place, Honolulu, Hawaii 92821.
(2) The address of the beneficial owner is 1612 Marguerite Avenue, Corona Del Mar, California 92625.
(3) The address of the beneficial owner is 2020 Main Street, Suite 500, Irvine, California 92614.
(4) Includes 5,995,690 shares of common stock which may be acquired upon conversion of 1,199,138 shares of class A preferred stock. The address of the beneficial owner is 2433 Waolani Avenue, Honolulu, Hawaii 96817. Per their agreement each member of Phase One has voting and investment control over only its pro-rata portion of the shares based on such member's ownership of Phase One, and disclaims beneficial ownership over all other shares.
(5) Includes 2,613,345 shares of common stock which may be acquired upon conversion of 522,669 shares of class A preferred stock. The address of the beneficial owner is Level 2, CIDB Building, Rarotonga, Cook Islands.
(6) Includes 7,955,740 shares of common stock which may be acquired upon conversion of 1,591,148 shares of class A preferred stock. The address of the beneficial owner is 9952 Santa Monica Boulevard, Suite 210, Beverly Hills, California 90212.
(7) Represents 1,591,148 shares of class A preferred stock which are convertible into, and have voting rights equivalent to, 7,955,740 shares of our common stock.
(8) Represents 1,199,138 shares of class A preferred stock which are convertible into, and have voting rights equivalent to, 5,995,690 shares of our common stock.
(9) Represents 530,382 shares of class A preferred stock which are convertible into, and have voting rights equivalent to, 2,651,910 shares of our common stock.
(10) Represents 522,669 shares of class A preferred stock which are convertible into, and have voting rights equivalent to, 2,613,345 shares of our common stock.
(11) Represents 38,823,999 shares of class E preferred stock which, following December 8, 2008, will be convertible into and have voting and presently have voting rights equivalent to, 194,119,995 shares of our common stock.
(12) Represents 38,823,999 shares of class E preferred stock which, following December 8, 2008, will be convertible into and have voting and presently have voting rights equivalent to, 194,119,995 shares of our common stock.
(13) Represents 1,455,900 shares of class E preferred stock which, following December 8, 2008, will be convertible into and have voting and presently have voting rights equivalent to, 7,279,500 shares of our common stock.
(14) Represents 8,250,100 shares of class E preferred stock which, following December 8, 2008, will be convertible into and have voting and presently have voting rights equivalent to, 41,250,500 shares of our common stock.
(15) Represents 8,250,100 shares of class E preferred stock which, following December 8, 2008, will be convertible into and have voting and presently have voting rights equivalent to, 41,250,500 shares of our common stock.

(13) Represents 8,250,100 shares of class E preferred stock which, following December 8, 2008, will be convertible into and have voting and presently have voting rights equivalent to, 41,250,500 shares of our common stock.
(14) Represents 8,250,100 shares of class E preferred stock which, following December 8, 2008, will be convertible into and have voting and presently have voting rights equivalent to, 41,250,500 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such reports we received, and written representations from certain Reporting Persons that no other reports were required for those persons, to the best of our knowledge, we believe that during the year ended June 30, 2006, with the exception of Mark Buck, Spice Island Products, Inc., Antaeus Capital Partners, LLC and CCC Interests Limited, each of the Reporting Persons met all applicable Section 16(a) filing requirements.

Proposal No. 1: Election of Directors

The first proposal on the agenda for the Annual Meeting will be electing four incumbent directors to serve until the next annual meeting or until their successors are elected. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting FOR the election of the nominees presented below.

Under Utah law, the five nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority" and broker non-votes will have no practical effect.

Each of the nominees is an incumbent director. Each of the nominees has consented to serve as a director for the ensuing year. If any nominee becomes unavailable to serve for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve. The following is biographical information for each nominee to serve until the 2008 Annual Meeting of Shareholders.

Shinichi Kanemoto, age 49. Shinichi Kanemoto is the son of Mr. Gakushin Kanemoto.  He currently serves as the President and Chief Executive Officer of Marugin, positions he has held since 1993.  Mr. Kanemoto is also a member of the board of directors of Marugin.  Mr. Kanemoto originally joined Marugin in 1981, and was promoted to a Director in 1990, prior to being appointed to his current officer positions. Effective December 9, 2005, Mr. Shinichi Kanemoto became the President, Chief Executive Officer and a member of the Board of Directors of PGMI, Inc.

Eiichi Kanemoto, age 46. Eiichi Kanemoto is the son of Mr. Gakushin Kanemoto.  He currently serves as our Executive Director, a position he was appointed to in 1993.  Mr. Kanemoto is also a member of the board of directors of Marugin.  Mr. Kanemoto originally joined Marugin in 1984, and was promoted to a Director in 1990, prior to being appointed to his current officer position.  Effective December 9, 2005, Mr. Eiichi Kanemoto became the Secretary and a member of the Board of Directors of PGMI, Inc.

Mark Buck, age 61. Mr. Buck served as our President, Chief Executive Officer and Chief Financial Officer from March 2002 until December 9, 2005, and has been a member of our Board of Directors since March 2002. Mr. Buck is also a commercial real estate broker specializing in sales and leasing.  He has worked for Commercial Real Estate Services in Honolulu, Hawaii since 1986 as Vice President of Marketing and Sales.  Mr. Buck has been an owner and partner in three small businesses that he later sold.

Brian Weiss, age 35. Mr. Weiss has served as a director of the Company since November 2006. He has over 13 years of experience in corporate finance, accounting, SEC reporting, restructuring, mergers and acquisitions. Since November 2005, Mr. Weiss has been Managing Director of BSW & Associates, a corporate finance and accounting advisory services firm. From 2004 to 2005 Mr. Weiss served as Vice President of Finance, North America and successfully led the financial turnaround of Tomy Corporation a subsidiary of Tomy Co. Ltd, one of the world’s largest toy companies prior to its merger with Takara. From 2002 to 2004, Mr. Weiss served as Financial Controller for Jazz Semiconductor. From 2000 to 2002, Mr. Weiss served as Corporate Controller for Avamar Technologies, prior to being acquired by EMC Corporation. Mr. Weiss received his M.B.A from the University of Southern California, a B.S in Accounting from San Diego State University and is an inactive Certified Public Accountant.

Akira Oyake, Mr. Oyake has served as a director of the Company since November 2006. Mr. Oyake has over 33 years experience in product sales and marketing. Mr. Oyake is presently the Chief Representative in the United States for Precision Japan, Ltd, a company headquartered in Japan, a position he has held since June 2005. From March 2004 to May 2005 Mr. Oyake was the Chief Representative in the United States for The Big Sports Co., Ltd., a company headquartered in Japan, a position he has held since March 2004. From December 2002 to February 2004, Mr. Oyake served as the General Manager of the United States office of AKTC, Inc. From May 1996 to November 2004, Mr. Oyake was President and Director of Billcon Corporation of America, a subsidiary of Billcon Corporation in Tokyo, Japan, where he was responsible for the company’s financial affairs, sales and marketing and new product development. Mr. Oyake received his bachelor degree in Business Administration from Dokkyo University in Japan.

Relationships Among Directors or Executive Officers

Shinichi Kanemoto and Eiichi Kanemoto are brothers.

Board and Board Committee Matters

Our business is managed under the direction of our Board of Directors pursuant to the Utah Revised Business Corporation Act, and our Bylaws. Our Board has responsibility for establishing broad corporate policies and for the overall performance of our Company. Our Board is kept advised of the Company’s business through regular interaction with the Chief Executive Officer and other officers of the Company and through reviewing materials provided to them and by participating in Board meetings.

Meetings. Since our reverse acquisition in December, 2005 the Board of Directors of the Company has held one formal meeting through the fiscal year ended June 30, 2006. Each of the then incumbent directors other than Gakushin Kanemoto attended such meeting.

Committees of the Board. Our shares are quoted on the OTC Bulletin Board. Since we are not a listed issuer, we are not subject to various requirements of the Securities and Exchange Commission or certain self-regulatory bodies such as Nasdaq or the American Stock Exchange, which require our Board of Directors to establish and maintain an audit committee, compensation committee and nominating committee. Notwithstanding that we are not yet required to have committees, at a meeting of our Board of Directors on November 17, 2006, our Board established the following committees and appointed the following directors to such committees: Audit Committee, which is comprised of Mark Buck and Brian Weiss; Compensation Committee, which is comprised of Mark Buck and Akira Oyake; and, Nominating Committee, which is comprised of Mark Buck and Akira Oyake. Each member of each of the committees is independent under the American Stock Exchange listing standards as currently in effect, and our Board of Directors has determined that Mr. Weiss is an "audit committee financial expert" as defined by the Securities and Exchange Commission. At such time as we become a listed company, we intend for the Audit Committee to comply with any other member compensation requirements of the applicable exchange. Each committee maintains a written charter, copies of which are available free of charge to any shareholder who sends a request for a paper copy to PGMI, Inc., 5912 Bolsa Avenue, Suite 108, Huntington Beach, California 92649. A copy of the Audit Committee Charter is attached hereto as Exhibit A.

Code of Business Conduct and Ethics. Our Board of Directors has approved a Code of Business Conduct and Ethics, which applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer and controller.  The Code of Business Conduct and Ethics addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading.  The Code of Business Conduct and Ethics is available free of charge to any shareholder who sends a request for a paper copy to PGMI, Inc., 5912 Bolsa Avenue, Suite 108, Huntington Beach, California 92649.

Director Compensation. We entered into an agreement with Mark Buck, effective January 1, 2006, which continues until the last date of Mr. Buck’s current term as a member of our Board of Directors. The Agreement will be automatically renewed in the event that Mr. Buck is reelected to our Board of Directors. Pursuant to the agreement, Mr. Buck is paid an annual retainer of $18,000 and $500 per Board meeting attended. The Agreement also provides that Mr. Buck shall receive an annual grant of stock options in an amount to be determined by the Board of Directors. No options have been granted to Mr. Buck as of December 14, 2006. In November 2006 we also entered into agreements with our other two new independent directors. The agreement with Mr. Oyake provides for an annual retainer of $18,000 to be paid in equal quarterly installments. The agreement with Mr. Weiss provides for an annual retainer of $30,000 payable in equal quarterly installments. Both agreements are for a term of one year and automatically renew if the director is re-elected. Each agreement provides for annual stock option grants at the discretion of the Board. No options have been granted as of December 14, 2006.

Attendance at the Annual Meeting

We have no policy requiring directors to attend annual meetings of shareholders, but directors are encouraged to attend our annual meetings at which they stand for re-election.

THE BOARD RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Proposal No. 2: Ratify Appointment of Independent Registered Public Accounting Firm

The next proposal on the agenda for the Annual Meeting will be ratifying the Board's appointment of McKennon, Wilson & Morgan LLP as the Company's independent registered public accounting firm for fiscal year 2006. Our Board of Directors has approved the selection of McKennon, Wilson & Morgan LLP as our independent registered public accounting firm for fiscal year 2006, subject to ratification by our shareholders. McKennon, Wilson & Morgan LLP has served in this capacity for each of the two (2) years ended June 30, 2006, and has reported on the Company's fiscal year 2006 consolidated financial statements. During the two (2) fiscal years ended June 30, 2006, there were no disagreements between the Company and McKennon, Wilson & Morgan LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Representatives of McKennon, Wilson & Morgan LLP are expected to be present at the meeting.

Shareholder ratification of the selection of McKennon, Wilson & Morgan LLP as the Company’s independent auditors is not required by the Bylaws or otherwise. However, the Board is submitting the selection of McKennon, Wilson & Morgan LLP to the shareholders for ratification as a matter of corporate practice. If the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF MCKENNON, WILSON & MORGAN LLP.

Audit and Non-Audit Fees

The following summarizes aggregate fees for professional audit services rendered by McKennon, Wilson & Morgan LLP during fiscal years ended June 30, 2006 and 2005:

	2006	2005
Audit Fees	$216,000	$201,000
Audit Related	-	-
Tax Fees	-	-
All Other Fees	10,000	-
Total Fees	$226,000	$201,000

Audit Fees pertain to the audit of our annual consolidated financial statements for fiscal years 2006 and 2005 and, reviews of our quarterly consolidated financial statements during such fiscal years. All other fees for fiscal year 2006 relate to procedures performed in connection with our reverse acquisition.

Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules. Now that we have established an Audit Committee, it will pre-approve all future audit and permissible non-audit services provided by our independent registered public accounting firm.

McKennon, Wilson & Morgan LLP did not perform any professional services with respect to information systems design and implementation for the years ended June 30, 2006 and 2005.

Report of the Audit Committee of the Board of Directors

As the Audit Committee was established following the audit of our most recent fiscal year end, no report of the Audit Committee is included with this Proxy Statement. We intend to include such report in our future Proxy Statements.

Proposal No. 3: To Approve The Adoption Of Our 2006 Stock Incentive Plan

On March 11, 2006, the Board of Directors adopted our 2006 Stock Incentive Plan (the “2006 Plan” or “Plan”) and authorized the Company to present the Plan to our stockholders for ratification. The material features of the 2006 Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the 2006 Plan, the full text of which is set forth as Exhibit B to this proxy statement.

Purpose

The purpose of the Plan is to advance the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain individuals of training, experience and ability as officers, employees, non-employee directors and consultants and to furnish additional incentives to such key individuals to promote the Company's financial success by providing them with an equity ownership in the Company. It is the intent of the Company that such individuals be encouraged to obtain and retain an equity interest in the Company, and each participant will be specifically apprised of said intent.

Administration

The Plan will be administered by a Compensation Committee, to be composed of not less than two independent directors appointed by the Board. Each member of the Compensation Committee shall, at all times during their service as such, be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee shall have conclusive authority to construe and interpret the Plan and any award agreement entered into under the Plan, and to establish, amend and rescind administrative policies for the administration of the Plan and such additional authority as the Board may from time to time determine is necessary or desirable.

Eligibility

Those persons eligible to participate in the Plan shall include officers and other employees, non-employee directors and consultants of the Company and its subsidiaries.

Shares Subject To The Plan

The total number of shares of Common Stock available under the Plan shall be 25,000,000, subject to adjustment as provided in the Plan.

Participation

The Compensation Committee shall select, from time to time, officers, employees, non-employee directors and consultants who, in the opinion of the Compensation Committee, can further the Plan's Purpose, and the Compensation Committee shall determine the type or types of awards to be made to the participants. The terms, conditions and restrictions of each award shall be set forth in an award agreement.

Structure Of The Plan

The Plan shall be divided into two separate equity programs: (i) the “Discretionary Option Grant Program” under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and (ii) the “Stock Issuance Program” under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Company (or any Parent or Subsidiary).

Change In Control

In the event of a "change in control" of the Company, stock options not otherwise exercisable shall become fully exercisable.

Federal Income Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2005 Stock Incentive Plan. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not describe all federal, state or local tax laws.

Non-Statutory Stock Options.    No taxable income is reportable when a non-statutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Restricted Stock.    A participant will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares.

Tax Effect on Company.  The Company generally will be entitled to a tax deduction in connection with an award under the 2006 Stock Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met.

Plan Benefits

The exact types and amounts of any awards to be made by the Committee to any eligible employees pursuant to the Plan are not presently determinable. As a result of the discretionary nature of the Plan, it is not possible to state who the participants in such Plan will be, the number of options or other awards to be received by any person or group, or the benefits or amounts that would have been received by certain persons or groups under such Plan during the last fiscal year if the Plan had been in effect during that year.

Outstanding Option Grants

As of the date of this Definitive Proxy Statement there are no outstanding stock option grants, provided, however that the Board of Directors has approved the following grants to be effective upon stockholder approval of the Plan:

Optionee	Exercise Price	Shares Underlying Option	Expiration Date
Shinichi Kanemoto	$ .61	12,255,000	March 11, 2011
Eiichi Kanemoto	$ .61	12,255,000	March 11, 2011
Gakushin Kanemoto	$ .56	254,250	March 11, 2016
Mark Buck	$ .56	150,000	March 11, 2016

In the event that the Plan is approved, the above options will immediately vest as to one-third of the underlying shares, with the remaining two-thirds vesting in two equal installments on March 11, 2007 and March 11, 2008.

Approval Of The Plan

Approval of the Plan requires the affirmative vote of a majority of votes cast. Broker non-votes will not be treated as votes cast for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2006 STOCK INCENTIVE PLAN.

Proposal No. 4: To Approve an Amendment to Our Articles of Incorporation to Effect a Reverse Stock Split of up to Thirty-to-One on Our Outstanding Common and Preferred Stock

PGMI’s Board of Directors has adopted a resolution approving, and recommending to PGMI’s stockholders for their approval, a proposal to amend PGMI’s Articles of Incorporation to effect a reverse stock split of up to thirty-to-one on  PGMI’s outstanding shares of common and preferred stock. If the reverse stock split is approved by our stockholders and implemented, each 30 shares of PGMI’s common and preferred stock outstanding on the effective date of the reverse stock split will be, following all appropriate filings with the Utah Secretary of State, automatically changed into and become one share of PGMI’s new common and preferred stock. Any resulting fractional share amounts will be issued as fractional shares. The reverse stock split will not change the current per share par value of PGMI’s common or preferred stock or change the current number of authorized shares of common stock or preferred stock. The effective date of the reverse stock split will be selected by the Board of Directors and is currently expected to be on January 19, 2007.

Reasons for the Reverse Stock Split

At meetings held throughout the calendar 2006, the Board reviewed PGMI’s current business and financial performance and the recent trading range of PGMI’s common stock. During such meetings the Board determined that it would be in the best interests of the Company and its shareholders that the Company lists its common stock on a national exchange. In this regard, the Board decided to apply for listing on the American Stock Exchange. In order to meet the minimum bid price requirements of $3 per share the Company needs to effect a reverse stock split. As of December 21, 2006, the closing price of the Company’s common stock adjusted on the over-the-counter bulletin board was $0.14. In order to satisfy the $3 minimum bid requirement the Board has determined that a thirty to-one reverse split is desirable. Thus, in order to attain listing on the American Stock Exchange, the Board has approved the reverse stock split.

The Board also believes that a reverse stock split could encourage greater investor interest in PGMI’s common stock by making the stock price more attractive to the many investors. The Board of Directors believes that in addition to not being on a national stock exchange the current market price of PGMI’s common stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investing in such stocks. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. If effected, the reverse stock split would reduce the number of outstanding shares of PGMI’s common stock and increase the trading price of PGMI’s common stock. The Board of Directors believes that raising the trading price of PGMI’s common stock will increase the attractiveness of PGMI’s common stock to the investment community and possibly promote greater liquidity for PGMI’s existing stockholders.

PGMI’s Board of Directors also took into consideration a number of negative factors associated with reverse stock splits, including: the negative perception of reverse stock splits held by many investors, analysts and other stock market participants; the fact that the stock price of some companies that have recently effected reverse stock splits has subsequently declined back to pre-reverse split levels; and the fact that having a greater number of outstanding shares aids employee retention and recruitment by allowing a company to offer option grants for a larger absolute number of shares. The Board, however, determined that these negative factors were outweighed by the intended benefits described above.

There can be no assurance that the reverse stock split will result in the benefits described above. Specifically, there can be no assurance that the market price of PGMI’s common stock immediately after the effective date of the proposed reverse stock split would be maintained for any period of time or that such market price would approximate 30 times the market price of PGMI’s common stock before the reverse stock split. If the price is not maintained, PGMI may not be accepted for listing on the American Stock Exchange. There can also be no assurance that the reverse stock split will not further adversely impact the market price of PGMI’s common stock. In addition, it is possible that the liquidity of PGMI’s common stock will be adversely affected by the reduced number of shares outstanding after the reverse stock split.

Implementation and Effects of the Reverse Stock Split

If the stockholders approve the reverse stock split at the meeting and the reverse stock split is implemented, the Third Article of PGMI’s Articles of Incorporation will be restated by filing a Certificate of Amendment which replaces the existing Third Article with the following:

“THIRD ARTICLE

The total number of shares of Common Stock the Company is authorized to issue is Seven Hundred Fifty Million (750,000,000) shares with no par value.

The total number of shares of Preferred Stock the Company is authorized to issue is One Hundred Fifty Million (150,000,000) shares with no par value, in such series and designations as may be authorized by the Board of Directors.

Effective upon the effectiveness of these Articles of Amendment, each group of thirty shares of common stock, no par value, shall be automatically combined, converted into and reconstituted as one share of common stock, no par value. Effective upon the effectiveness of these Articles of Amendment each group of thirty shares of Class A Convertible Preferred Stock, no par value, shall be automatically combined, converted into and reconstituted as one share of Class A Convertible Preferred Stock, no par value. Effective upon the effectiveness of these Articles of Amendment each group of thirty shares of Class E Convertible Preferred Stock, no par value, shall be automatically combined, converted into and reconstituted as one share of Class E Convertible Preferred Stock, no par value. The Corporation shall deliver to each holder of shares of the Corporation’s common stock, Class A Convertible Preferred Stock, and Class E Convertible Preferred Stock (as constituted immediately prior to the effectiveness of this reverse stock split) a certificate or certificates representing the number of shares (including fractional shares) held by such holder after giving effect to the reverse stock split.”

As a result of the reverse stock split, each thirty shares of PGMI’s common stock and preferred stock outstanding on the effective date of the reverse stock split (the “old common stock”) will be automatically changed into and become one share of PGMI’s common stock (the “new common stock”) and preferred stock (the “new preferred stock”), respectively. PGMI will issue fractional shares in connection with the reverse stock split.

The old common stock is currently registered under the Securities Exchange Act of 1934 and PGMI is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of PGMI’s common stock under the Exchange Act. Following the reverse stock split, PGMI’s common stock will continue to be registered under the Exchange Act.

Proportionate voting rights and other rights of the holders of PGMI’s common stock will not be affected by the reverse stock split. For example, a holder of 2.0% of the voting power of the outstanding shares of old common stock immediately prior to the effective date of the reverse stock split will continue to hold approximately 2.0% of the voting power of the outstanding shares of new common stock after the reverse stock split.

The number of authorized shares of PGMI’s common and preferred stock, which currently is 750,000,000 and 150,000,000, respectively, will not be reduced as a result of the reverse stock split. Consequently, the number of authorized but unissued shares of common stock will increase as a result of the reverse stock split. The issuance of such authorized but unissued shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding common stock and preferred. Although not a factor in the decision of the Board of Directors to propose the reverse stock split, the increased number of authorized and unissued shares of common stock and preferred stock could be used by the Board of Directors as an anti-takeover defense. The Board’s decision to adopt and recommend the reverse stock split was not in response to, a component of, or in contemplation of, any transaction involving a change of control.

PGMI’s common and preferred stock will remain no par value stock following the reverse stock split. Consequently, the par value of the common and preferred stock will not be reduced.

The rights and privileges of the holders of shares of common stock and the outstanding classes of preferred stock will be unaffected by the reverse stock split.

If approved, the reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of new common stock or new preferred stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

As of December 14, 2006, PGMI had 25,453,671 shares of common stock issued and outstanding. In addition there were outstanding 4,326,285 and 97,059,998 shares of class A preferred stock and class E preferred stock, respectively. If the reverse stock split is approved and implemented, PGMI would have approximately 848,000 shares of common stock 144,000 shares of class A preferred stock and 3,235,300 shares of class E preferred stock issued and outstanding. The actual number of shares outstanding after the reverse split will be the number determined by dividing the number of outstanding shares prior to the reverse split by 30.

If the reverse stock split is approved and implemented, a proportional adjustment will be made under PGMI’s stock incentive plan. Proportional adjustments will also be made to the maximum number of shares issuable under our stock incentive plan.

Notwithstanding the receipt of shareholder approval for the reverse stock split, the Board of Directors retains the authority, at any time prior to the filing of the Certificate of Amendment with the Secretary of State of the State of Utah, to abandon the proposed Certificate of Amendment and not effect the reverse stock split or to effect the reverse stock split at a ratio of less than 30 to 1.

If shareholders approve the reverse stock split at the meeting, unless the Board elects to abandon the reverse stock split, the reverse stock split will become effective on the date the Certificate of Amendment is filed with the Secretary of State of the State of Utah. The Board currently expects that the reverse stock split will be effective on Friday, January 19, 2007 and that Monday, January 22, 2007 will be the first day of trading for the new common stock. PGMI will obtain a new CUSIP number for the new common stock.

Under Utah law, shareholders are not entitled to dissenter’s rights with respect to the reverse stock split.

Exchange of Stock Certificates Following Implementation of the Reverse Stock Split.

If the reverse stock split is approved and implemented, shareholders will be required to exchange their stock certificates representing old common stock and old preferred stock for new certificates representing new common stock, and new preferred stock, respectively. Shareholders of record on the effective date of the reverse stock split will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by Stalt, Inc., PGMI’s transfer agent. Shareholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. As soon as practicable after the effective date, the transfer agent will send a letter of transmittal to each shareholder advising of the procedure for surrendering certificates representing shares of old common stock and old preferred stock in exchange for new certificates representing ownership of new common stock and new preferred stock, respectively.

YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any certificate which represents shares of old common stock or old preferred stock, together with a duly executed letter of transmittal and any other documents the transfer agent may require you to provide, the transfer agent shall deliver to the person in whose name the certificate for old common stock or old preferred stock had been issued certificates registered in the name of such person representing the appropriate number of shares of new common stock or new preferred stock, respectively. Each certificate representing shares of new common stock or new preferred stock will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of old common stock or old preferred stock held prior to the reverse stock split.

Any certificate held by you prior to the reverse stock split which represented shares of old common stock or old preferred stock shall be deemed at and after the effective date of the reverse stock split to represent the number of full shares of new common stock or new preferred stock and the right to receive cash for the fair value of any fractional shares. Until you have surrendered your stock certificates for exchange, you will not be entitled to receive any dividends or other distributions that may be declared and payable by PGMI to holders of record of common stock.

If your certificate for old common stock or old preferred stock has been lost, destroyed or stolen, you will be entitled to receive a certificate representing the shares of new common stock or new preferred stock into which your shares of old common stock or old preferred stock are to be converted upon compliance with PGMI or the transfer agent’s procedures for issuing replacement certificates when original certificates are lost, stolen or destroyed.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of the reverse stock split is based upon the Internal Revenue Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices all as in effect on the date of this proxy statement. Changes to these laws could alter the tax consequences described below, possibly with retroactive effect. PGMI has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (for example, non-resident aliens, broker-dealers or insurance companies) and does not discuss the tax consequences under the laws of any foreign, state or local jurisdictions. Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

PGMI believes that because the reverse stock split is not part of a plan to increase periodically a shareholder’s proportionate interest in PGMI’s assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects:

▪	A shareholder will not recognize gain or loss on the exchange. In the aggregate, such a shareholder’s basis in the new common stock will equal the shareholder’s basis in the old common stock.

▪	PGMI will not recognize any gain or loss as a result of the reverse stock split.

THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF PGMI AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

Executive Compensation And Related Matters

Compensation of Executive Officers

Summary Compensation Table. The following table sets forth the total cash compensation, paid to or earned during each of our last three fiscal years by (i) our Chief Executive Officer and (ii) our other executive officer whose salary and bonus exceeded $100,000 for the fiscal year ended June 30, 2006 (collectively referred to herein as the “Named Executive Officers”).

		SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name & Position	Fiscal Year	Salary ($) (1)	Bonus ($) (1)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options SARS (#)	L/TIP Payouts ($)	All Other Compensation ($) (2)
Shinichi Kanemoto	6/30/2006	$310,249	0	0	0	0	0	0
(President and CEO)	6/30/2005	$342,593	0	0	0	0	0	0
	6/30/2004	$346,352	0	0	0	0	0	0

Eiichi Kanemoto	6/30/2006	$206,891	0	0	0	0	0	0
(Secretary)	6/30/2005	$228,395	0	0	0	0	0	0
	6/30/2004	$229,187	0	0	0	0	0	0

(1) The salary and bonus figures represent the compensation paid to the Named Officers by our wholly-owned operating subsidiary, Marugin International, Inc. in their respective capacities as officers of such subsidiary.
(2)  We do not currently provide any contingent or deferred forms of compensation arrangements, annuities, pension or retirement benefits to its directors, officers or employees.

Equity Compensation Plan Information

We maintain one equity compensation plan, our 2006 Stock Incentive Plan (the “2006 Plan”). This 2006 Plan is one of the proposals upon which you will vote at our 2006 Annual Meeting. The 2006 Plan is described above under Proposal 3. Presently, there are no outstanding stock option grants under the 2006 Plan. If the shareholders approve the 2006 Plan, the Board of Directors has authorized the granting of options as follows:

Optionee	Exercise Price	Shares Underlying Option	Expiration Date
Shinishi Kanemoto	$ .61	12,255,000	March 11, 2011
Eiichi Kanemoto	$ .61	12,255,000	March 11, 2011
Gakushin Kanemoto	$ .56	254,250	March 11, 2016
Mark Buck	$ .56	150,000	March 11, 2016

The weighted average exercise price of the above stock options is $.61 and following such grants the 2006 Plan would have 85,750 shares of common stock reserved for future grants.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

Our recently appointed Compensation Committee of the Board of Directors (the “Committee”) is responsible for administering PGMI’s executive compensation program. In this regard, the role of the Committee is to oversee our compensation programs and policies applicable to all employees, to review and approve all decisions regarding executive officers’ compensation and to administer our equity incentive plans (including reviewing and approving stock option grants). The Committee’s charter reflects these various responsibilities. Although the Committee was recently created, in the future the Committee will regularly report to the Board of Directors on its actions and recommendations.

The Committee presently is composed of two members who are not current or former employees of PGMI. The Board has determined that each member is independent under the current listing standards of the American Stock Exchange.

Since the Committee was formed following our last fiscal year, it has not furnished a report on executive compensation for the fiscal year ended June 30, 2006.

Other Matters

Shareholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the Company’s next annual meeting of shareholders. To be eligible for inclusion in the Company’s 2007 Proxy Statement, your proposal must be received by the Company no later than September 20, 2007, and must otherwise comply with Rule 14a-8. While the Board will consider shareholder proposals, the Company reserves the right to omit from the Company’s proxy statement shareholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

Shareholders must provide actual written notice of their intent to make nomination(s) to the Secretary of the Company no later than 90 days prior to the relevant annual meeting. Each notice must set forth (i) the name and address of the shareholder who intends to make the nomination(s) and the person(s) to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder; (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected. Any candidates recommended by shareholders for nomination to the Board will be evaluated in the same manner that nominees suggested by Board members, management or other parties.

Communication with the Board of Directors

The Company’s annual meeting of shareholders provides an opportunity each year for shareholders to ask questions of or otherwise communicate directly with members of the Board on appropriate matters. In addition, shareholders may communicate in writing with any particular director, or the directors as a group, by sending such written communication to the Secretary of the Company at the Company’s principal executive office, 5912 Bolsa Avenue, Suite 108, Huntington Beach, California 92649. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). examples of shareholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics.

Annual Report on Form 10-KSB

A copy of the Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to PGMI, Inc., Attention: Corporate Secretary, 5912 Bolsa Avenue, Suite 108, Huntington Beach, California 92649. If Exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, in the near future, all of the Company’s public filings, including the Annual Report on Form 10-KSB, will be found on our website at www.PGMI-Inc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement).

By Order of the Board of Directors

Date: January __, 2007	By:	/s/ Eiichi Kanemoto
EIICHI KANEMOTO Corporate Secretary

EXHIBIT A
AUDIT COMMITTEE CHARTER

PGMI, Inc.

Charter of the Audit Committee of the Board of Directors
(Adopted October 14, 2006)

Notice of Proprietary Information

This Charter is the property of PGMI, Inc., and any of its subsidiaries. The information contained herein is proprietary to this Company and may not be copied or reproduced without the express written permission of the Company’s President & Chief Executive Officer.

Purpose

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the Company’s financial statements provided to stockholders, the public and others, (ii) the Company’s system of internal controls regarding finance, accounting, legal compliance and ethical behavior and (iii) the Company’s auditing, accounting and financial reporting process. Consistent with this function, the Audit Committee shall encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels.

In meeting its responsibilities, the Audit Committee is expected to:

•	serve as an independent and objective party to review the Company’s financial reporting process and internal control system;

•	review and evaluate the audit activities of the Company’s outside auditors; and

•	provide an open avenue of communication among the outside auditors, management and the Board of Directors.

Without limiting the foregoing, and in recognition of the fact that the Company’s outside auditors are ultimately accountable to the Audit Committee, the Audit Committee has the sole authority and responsibility to select, evaluate, oversee, determine the compensation of and, where appropriate, replace the outside auditors and/or nominate the outside auditors for stockholder approval. The Audit Committee shall consult with management, but shall not delegate these responsibilities. The Audit Committee is responsible for resolving disputes between management and the outside auditor regarding financial reporting issues.

The Audit Committee shall primarily fulfill these responsibilities by carrying out the activities enumerated under the heading “Responsibilities and Duties” in this Charter. In carrying out its responsibilities, the Audit Committee has the authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and (ii) to retain independent legal, accounting and other consultants to advise the Audit Committee, at the Company's expense, as it deems necessary.

Organization

The Audit Committee shall be appointed by the Board of Directors and shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be an independent director (as defined by all applicable AMEX and SEC rules and regulations) and each of whom is free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of the director’s independent judgment as a member of the Audit Committee.

All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement or shall become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in that member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the previous three (3) years.

1

Charter of the Audit Committee - PGMI, Inc.

Meetings

The Audit Committee shall meet as circumstances require. The Audit Committee may require any officer or employee of the Company or its subsidiaries, the Company’s outside auditors or outside counsel or others to attend its meetings or to meet with any members of, or consultants to, the Audit Committee, and to provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee shall meet at least annually with management and the Company's outside auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

1.
Review with financial management and the Company’s outside auditors the Company’s annual audited financial statements, including disclosures made in "Management’s Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of such statements with the Securities and Exchange Commission. This review should include a discussion of the outside auditors' judgments about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on this review, the Audit Committee shall make its recommendation to the Board of Directors as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

2.
Review with financial management and the Company’s outside auditors the Company's quarterly financial statements and Form 10-Q, including disclosures made in "Management’s Discussion and Analysis of Financial Condition and Results of Operations", and the independent auditors' review of the quarterly financial statements (including a review of the matters included in the paragraph immediately above), prior to the submission of such statements to the Securities and Exchange Commission or the public. The Chairman of the Audit Committee or any subcommittee of the Audit Committee may represent the entire Audit Committee for the purpose of this review. Based on this review, the Audit Committee (or the Chairman or a subcommittee of the Audit Committee) shall make a recommendation as to the filing of the Form 10-Q.

3.	Review the performance of the outside auditors and make determinations regarding the appointment, replacement or rotation of the outside auditors.

4.
On an annual basis, review and discuss with the outside auditors all relationships the outside auditors have or have had during the current year with the Company to determine the outside auditors' continued independence. In connection with the foregoing, the Audit Committee shall request that the outside auditors submit to the Audit Committee on an annual basis a written statement delineating all such relationships. The Audit Committee shall discuss with the outside auditors any disclosed relationship or services that may impact the objectivity and independence of the outside auditors and shall, if appropriate, recommend that the Board of Directors take appropriate action in response to the written statement to satisfy itself of the outside auditors' independence.

5.
Review and reassess the adequacy of the Audit Committee’s Charter annually and recommend to the Board of Directors any changes deemed appropriate by the Audit Committee. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

2

Charter of the Audit Committee - PGMI, Inc.

6.
Consider and pre-approve all auditing services and non-audit services to be provided to the Company by its outside auditor, and establish policies and procedures for the pre-approval of such services, including the fees and terms thereof. All non-audit services permitted pursuant to law to be provided by the outside auditors must be considered and pre-approved by the Audit Committee and such approvals must be disclosed in the Company’s applicable periodic public filings. The Audit Committee may delegate to one or more designated members of the Audit Committee who are independent directors of the Company the authority to grant pre-approvals as required by this item, provided that the decisions of any such designated members to whom such authority is delegated will be presented to the full Audit Committee at its scheduled meetings.

7.
Prepare any reports of the Audit Committee required by applicable securities laws or stock market listing requirements or rules to be included in any proxy statements, information statements or other documents, and approve disclosures required to be included in periodic filings with the Securities and Exchange Commission with respect to audit, audit-related and non-audit services, and reports and attestations regarding internal controls.

8.	Approve the fees to be paid to the outside auditors in connection with the Company’s annual audit and any approved auditing and non-audit services.

9.	Review with the outside auditors their audit plan, the scope of their audit, the auditors’ report and their recommendations.

10.
Discuss with the outside auditors matters identified by the auditors for discussion with the Audit Committee in accordance with applicable AICPA statements on auditing standards (particularly Statement on Auditing Standards No. 61), securities laws or stock market listing requirements or rules.

11.	Review and discuss with management and the Company’s outside auditors, the integrity of the Company’s financial reporting process.

12.
Review and discuss with management and the Company’s outside auditors, the quality and adequacy of the Company’s internal accounting controls. Review and discuss with management and the Company’s outside auditors any material communications between them, including any management letter.

13.
Review and discuss reports from the outside auditors concerning all critical accounting policies and practices used by the Company and alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the outside auditor.

14.
Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.
Discuss with the outside auditors whether they are aware of any action by an officer, director, or person acting under their direction which would violate Rule 13b2-2(b)(1) under the Securities Exchange Act of 1934 which prohibits improper influence on the conduct of audits.

16.
Review and approve (a) any change or waiver in the Company’s Code of Business Conduct and Ethics for executive officers, including the president and chief executive officer, the chief operating officer and senior financial officers (including the chief financial officer) and (b) any public disclosure made regarding such change or waiver.

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Charter of the Audit Committee - PGMI, Inc.

17.	Review and approve related-party and conflict of interest transactions.

18.
Review, at least annually, with management, the outside auditors and the Company’s outside counsel, as appropriate, any material pending or threatened litigation, and any legal, accounting, regulatory or compliance matters that could have a significant impact on the Company’s financial position or results of operations.

19.
Report regularly to the full Board of Directors and review with the full Board of Directors any issues that have arisen with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s outside auditors.

20.	Establish policies for the hiring of employees and former employees of the independent auditor.

21.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

* * *

While the Audit Committee has the responsibilities and powers set forth in this Charter, the Company’s management is responsible for preparing the Company’s financial statements and the outside auditors are responsible for auditing them. The Audit Committee is responsible for overseeing the conduct of these activities and is not expected to audit the Company, to define the scope of the audit, to control the Company’s accounting practices or to define the standards to be used in the preparation of the Company’s financial statements. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations or the Company’s Code of Business Conduct and Ethics. The Audit Committee may rely, without independent verification, on the information provided to it and on the representations made by management that the financial statements have been prepared in conformity with generally accepted accounting principles and the corresponding reports of the outside auditors prepared in connection with their reviews and audits. Consequently, in carrying out its responsibilities, the Audit Committee is not determining that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, nor is the Audit Committee providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

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EXHBIT B
2006 STOCK INCENTIVE PLAN

PGMI, INC.

2006 STOCK INCENTIVE PLAN

ARTICLE ONE
GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

This 2006 Stock Incentive Plan (the “Plan”) is intended to promote and advance the interests of PGMI, Inc., a Utah corporation (the “Corporation”), and its stockholders by strengthening the Corporation’s ability to attract and retain individuals of training, experience and ability as officers, employees, non-employee directors and consultants and to furnish additional incentives to such key individuals to promote the Corporation’s financial success by providing them with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

A.    The Plan shall be divided into two separate equity programs:

(i) the “Discretionary Option Grant Program” under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

(ii) the “Stock Issuance Program” under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Corporation (or any Parent or Subsidiary).

B.    The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

A.   The Plan will be administered by the Compensation Committee, composed of not less than two directors appointed by the Board. Each member of the Compensation Committee shall, at all times during their service as such, be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee (hereinafter also referred to as the “Plan Administrator”) shall have conclusive authority to construe and interpret the Plan and any award agreement entered into thereunder, and to establish, amend and rescind administrative policies for the administration of the Plan and such additional authority as the Board may from time to time determine is necessary or desirable.

B.   The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program and the Stock Issuance Program and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program and/or the Stock Issuance Program under its jurisdiction or any option or stock issuance thereunder.

C.   Service on the Compensation Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

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IV. ELIGIBILITY

A.   The persons eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary of the Corporation, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary of the Corporation).

B.    The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine:

(i) with respect to option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and

(ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

C.    The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V.  STOCK SUBJECT TO THE PLAN

A.   The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 25,000,000 shares. Such authorized share reserve includes the number of shares subject to the outstanding options, which are hereby incorporated into the Plan.

B.    Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to being exercised in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan.

C.    If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to:

(i) the maximum number and/or class of securities issuable under the Plan;

(ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year; and

(iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan.

Such adjustments to the outstanding options are to be effected in a manner, which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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ARTICLE TWO
DISCRETIONARY OPTION GRANT PROGRAM

I.  OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.    Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator at a price not less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date; provided, however, that the Plan Administrator may fix the exercise price at less than 85% if the Optionee, at the time of the option grant, shall have made a payment to the Corporation (including payment made by means of a salary reduction) equal to the excess of the Fair Market Value of the Common Stock on the option grant date over such exercise price.

2. The exercise price shall become immediately due upon exercise of the option and may, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise, and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.    Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.     Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option (which shall equal 1 year in the case of death or disability and ninety (90) days in the case of any other cessation of Service), provided no such option shall be exercisable after the expiration of the option term.

(ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

(iii) Subject to clause C.2.(ii) below of this Section I, during the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised.

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2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.   Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.    Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock and to reserve the right to repurchase any or all of those unvested shares should the Optionee thereafter cease to be in Service to the Corporation. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.    Limited Transferability of Options. During the lifetime of the Optionee, options shall be exercisable only by the Optionee and shall be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death.

II. INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options that are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.   Eligibility. Incentive Options may only be granted to Employees.

B.    Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C.    Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options that become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options, as Incentive Options shall be applied on the basis of the order in which such options are granted.

D.    10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.  CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program and to grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

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ARTICLE THREE
STOCK ISSUANCE PROGRAM

I.  STOCK ISSUANCES

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement that complies with the terms specified below.

II. STOCK ISSUANCE TERMS

A.    Purchase Price.

1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issuance date.

2. Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation,

(ii) past services rendered to the Corporation (or any Parent or Subsidiary), or

(iii) any other valid consideration for the issuance of shares of Common Stock under Applicable Laws.

B.    Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

(i) the Service period to be completed by the Participant or the performance objectives to be attained,

(ii) the number of installments in which the shares are to vest,

(iii) the interval or intervals (if any) which are to lapse between installments, and

(iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

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5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

ARTICLE FOUR
MISCELLANEOUS

I.  FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of

(i) the aggregate option exercise price or purchase price payable for the purchased shares plus

(ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

The foregoing shall not be applicable to any executive officer or director of the Corporation where the extension of such credit would result in a violation of Section 402 of the Sarbanes-Oxley Act of 2002.

II.  SHARE ESCROW/LEGENDS

Unvested shares issued under the Plan may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

III. CHANGE IN CONTROL

A. In the event of any Change in Control, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

B. Outstanding repurchase rights, if any, shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control.

IV.  VESTING

Notwithstanding any other provision of this agreement, the vesting schedule imposed with respect to any option grant or share issuance shall not result in the Optionee or Participant vesting in fewer than 20% per year for five years from the date of the option grant or share issuance.

V.  TAX WITHHOLDING

A.    The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B.    The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

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1. Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

2. Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

VI.  EFFECTIVE DATE AND TERM OF THE PLAN

A.    The Plan shall become effective immediately upon the Plan Effective Date. Options may be granted under the Discretionary Option Grant Program at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Corporation’s shareholders approve the Plan. If such shareholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

B.    All options outstanding as of the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

C.    The Plan shall terminate upon the earliest of

(i) the tenth anniversary of the Plan Effective Date, and

(ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares.

Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

VII. AMENDMENT OF THE PLAN

A.   The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval if so determined by the Board or pursuant to applicable laws or regulations.

B.    Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained any required approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

VIII.  USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

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IX.  REGULATORY APPROVALS

A.   The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B.    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Stock Market, if applicable) on which Common Stock is then listed for trading.

X.  NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A.   Applicable Laws shall mean the legal requirements relating to the administration of stock option plans and the issuance of stock and stock options under federal securities laws, Delaware General Corporate Laws and securities laws, the Code, and the applicable laws of any foreign country or jurisdiction where options will be or are being granted under the Plan.

B.   Board shall mean the Corporation’s Board of Directors.

C.   Change in Control shall mean the occurrence of any one of the following events:

(a) Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Affiliates or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Affiliates) together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of either (i) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“voting securities”) or (ii) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

(b) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease or any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month period) or by prior operation of this subsection (b); or

(c) The shareholders of the Company shall approve (i) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate eighty percent (80%) or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (iii) any plan or proposal for the liquidation or dissolution of the Company.

(d) Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (i) the proportionate number of Shares beneficially owned by any person to twenty percent (20%) or more of the Shares then outstanding or (ii) the proportionate voting power represented by the voting securities beneficially owned by any person to twenty percent (20%) or more of the combined voting power of all then outstanding voting securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred.

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D.    Code shall mean the Internal Revenue Code of 1986, as amended.

E.    Common Stock shall mean the Corporation’s common stock.

F.    Corporation shall mean PGMI, Inc., a Utah corporation, and its successors.

G.    Discretionary Option Grant Program shall mean the discretionary option grant program in effect under the Plan.

H.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.     Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

J.     Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq Stock Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time quoted on the OTC Bulletin Board, then the Fair Market Value shall be deemed equal to the closing bid price per share of Common Stock on the date in question.

(iv) If the Common Stock is at the time then reported in the “Pink Sheets,” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the Fair Market Value shall be deemed equal to the most recent bid price per share of the Common Stock as of the date of question.

K.    Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

L.    Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

M.    Misconduct shall mean the commission of any act of fraud or embezzlement by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary) which has a material adverse effect on the Corporation. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

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N.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

O.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

P.    Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant Program.

Q.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

R.    Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

S.    Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

T.    Plan shall mean the Corporation’s 2006 Stock Incentive Plan, as set forth in this document.

U.    Plan Administrator shall mean the Organization and Compensation Committee of the Board, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

V.    Plan Effective Date shall mean the date on which the Board adopted the Plan.

W.   Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

X.    Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

Y.    Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

Z.    Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

AA.        Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

BB.         Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

CC.         Taxes shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

DD.         10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

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